                                EXHIBIT 10.3.4
                                --------------


                  STATES RESOURCES CORP. LOAN PARTICIPATION
                            AND SERVICING AGREEMENT
                            -----------------------

     THIS AGREEMENT is effective as of this 5th day of February 1999, between States Resources Corp., an Iowa Corporation (SRC) and Mahaska Investment Company, an Iowa Corporation ("MIC" and/or "Participants").


                                  WITNESSETH:

     WHEREAS, SRC is engaged in the business of purchasing assets from banks, savings associations or other entities (collectively referred to as the "Seller(s)");

     WHEREAS, the Participant may from time to time approve and agree to fund SRC's bids to purchase such assets:

     WHEREAS, SRC and the Participant wish to formalize their Agreement providing for the liquidation of the assets purchased from Seller (Assets) and division of the revenue from the liquidation of the Assets.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed:


                            SECTION 1:  DEFINITIONS
                            -----------------------

     1.1 The term "Agreement" shall mean this States Resources Corp. Loan Participation and Servicing Agreement.

     1.2  The term "Allocated Costs" shall have the meaning given to it in
Section 6.2 of this Agreement.

     1.3 The term "Assets" shall mean the Assets purchased by SRC from Seller and described in the Loan Sale Agreements between SRC and Seller(s).

     1.4 The term "Participants' Return on Investment (ROI)" shall have the meaning given to it in Section 7 of this Agreement.

     1.5 The term "Budget" shall have the meaning given to it in Section 6.4 of this Agreement.

     1.6 The term "Certificates of Participation" shall have that meaning given to it in Section 3.3 of this Agreement.

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

     1.7 The term "Costs" shall have that meaning given to it in Section 6.2 of this Agreement.

     1.8  The term "Costs Reimbursement" shall have that meaning given to it in
Section 2.3 of this Agreement.

     1.9  The term "CSRC/MRC/ARC Loans" shall have the meaning given to it in
Section 6.2 of this Agreement.

     1.10 The term "Interest Income" shall mean that portion of the Receipts attributable to interest paid on the unpaid principal balances of the Assets.

     1.11 The term "Net Interest Income" shall mean the Interest Income less that portion of the Costs which bears the same relationship to total Costs as the Interest Income bears to the Receipts.

     In the event of a Termination With Cause, the term "Net Interest Income" shall include the meaning given to it in Section 9.4(c) of this Agreement.

     1.12 The term "Net Basis Recoveries" shall mean the Basis Recoveries less that portion of the Costs which bears the same relationship to the total Costs as the Basis Recoveries bears to the Receipts.

     1.13 The term "Net Receipts" shall mean the Receipts less items set forth in Section 7.3.

     1.14 The term "New Servicing Corporations" shall have the meaning given to it in Section 6.2 of this Agreement.

     1.15 The term "New Servicing Corporations' Loans"shall have the meaning given to it in Section 6.2 of this Agreement.

     1.16 The term "Other SRC Loans" shall have the meaning given to it in
Section 6.2 of this Agreement.

     1.17 The term "Participants" shall mean the participants identified in the first paragraph of this Agreement.

     1.18 The term "Participants' Account" shall have that meaning given to it in Section 6.1 of this Agreement.

     1.19 The term "Parties" shall mean the parties to this Agreement.

     1.20 The term "Basis Recoveries" shall mean that portion of the Receipts attributable to reductions of the Purchase Price. The Basis Recoveries portion of Receipts shall be equal to the same ratio as the principal recoveries on the Assets bears to the total principal of the Assets.

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     1.21 The term "Purchase Price" shall have that meaning given to it in
Section 3.2 of this Agreement.

     1.22 The term "Receipts" shall have that meaning given to it in Sections
6.1.

     1.23 The term "Seller" shall have that meaning given to it in the first recital paragraph of this Agreement.

     1.24 The term "Servicing Fee" shall have the meaning given to it in Section
7.1 of this Agreement.

     1.25 The term "Termination Date" shall have the meaning given to it in
Section 9.1 of this Agreement.

     1.26 The term "Termination With Cause" shall have the meaning given to it in Section 9.1 of this Agreement.


     SECTION 2: REVIEW, EVALUATION AND PURCHASE OF THE ASSETS
     --------------------------------------------------------

     2.1 SRC purchased the Assets with the prior approval of the Participants. This Agreement shall not be construed as creating an exclusive right of any Participant to participate in funding the purchase of any particular assets in the future if the Parties fail to agree on the terms of a bid to purchase such assets or the terms of a servicing agreement with respect thereto; provided, however, that SRC does commit to sell participations to Mahaska Investment Company ("MIC"), or its related or affiliated entities to the extent they have funds available for such purchases if this same Servicing Agreement is implemented and the terms of the bid are agreed to by SRC and MIC or such related or affiliated entity. In order to provide SRC with the ability to plan purchases of assets, MIC and its related and affiliated entities shall provide SRC with a statement each month of the funds they will have available for the purchase of participation interests in assets purchased by SRC during the following sixty (60) day period.

     SRC shall periodically provide to Participants relevant information about prospective Asset acquisitions to permit Participants the opportunity to anticipate and plan for future capital needs.

     2.2 The Participants acknowledge and agree that SRC's assessment of the value of the Assets was a matter of judgment and that SRC shall not be liable to the Participants for any errors in judgment in valuing the Assets.

     2.3 The costs actually incurred by SRC in evaluating the Assets including any fee charged by Seller for reviewing the Assets (Costs Reimbursement) shall be expensed by SRC as part of SRC's costs to be reimbursed as provided by
Section 6.2.

     2.4 SRC will not receive any compensation for the evaluation of the Assets separate from the

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compensation set out in this Agreement.

     2.5 MIC has already approved the bids submitted by SRC to Sellers for the purchase of certain Assets as evidenced by copies of the Agreements and Certificates of Participation attached hereto as Exhibits 1 through 7. The MIC has funded the purchase of the Assets by paying the purchase price (bid amount) to Seller required by the terms of the Loan Sale Agreement between SRC and Sellers. MIC has purchased a participation representing a 100% participation interest in the Assets.

     2.6 SRC shall not purchase a specific group of Assets without the prior approval of the Participants who are going to participate in funding the purchase of such specific group of Assets. Such prior approval may be oral, but shall subsequently be memorialized by a Purchase Addenda. This Agreement shall not be construed as creating an exclusive right of the Participants to participate in funding the purchase of any particular assets. If the parties fail to agree on the terms of a bid to purchase assets or the terms of a Purchase Addenda with respect thereto SRC may seek funding from a different participant but shall notify MIC in writing prior to using any other participant for the funding of a particular asset.

     2.7 Upon SRC being the successful bidder for the purchase of each specific group of Assets, the Participants shall fund the purchase of such specific group of Assets.

                      SECTION 3: OWNERSHIP OF THE ASSETS
                      ----------------------------------

     3.1 The Assets shall be owned by SRC and shall be subject to the interests of the Participants.

     3.2 The money transferred by Participants to SRC to fund the bid to purchase the Assets shall equal the Purchase Price of the Participants for their participation interests in the Assets. Money advanced by Participants to SRC to fund escrows or purchased interest related to a bid to purchase Assets shall not be included in the Purchase Price, but shall be deemed an advance to be returned to the Participants by SRC as soon as the escrows or purchased interest is returned.

     3.3 Subject to SRC's fees to be paid by the Participants to SRC and SRC's Costs, the Participants shall hold participations representing 100% of the interests in the Assets. The Participants' interests shall be represented by Certificates of Participation, a sample copy of which is attached hereto and labeled Exhibit "A". Each Participant shall own an undivided participation interest in the Assets equal to that percentage calculated by dividing the amount of the Purchase Price funded by each of them by the total Purchase Price.

     3.4 The Purchase Price advanced by the Participants for their participation interests in the Assets is not a loan by the Participants to SRC. Nothing contained in this Agreement shall be construed to create a debtor-creditor relationship between SRC and the Participants.


                        SECTION 4:  ASSET DOCUMENTATION
                        -------------------------------

     4.1 SRC shall cooperate with any regulators having authority over any Participant in their

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examination of the Assets or the documentation related to the Assets.

     4.2 If required by regulators having authority over any Participant, SRC will obtain such lien searches and current collateral inspections and appraisals with respect to the Assets as may be necessary. In all other cases, SRC shall not be required to obtain formal collateral appraisals or inspections from third party contractors when SRC determines that the cost is prohibitive or that inspections and appraisals by SRC's employees will sufficiently demonstrate the value of the Assets.


                                   SECTION 5:
                                   ----------
             SRC REPORTING REQUIREMENTS AND AUDITS OF SRC'S RECORDS
             ------------------------------------------------------

     5.1 SRC shall provide the Participants with such reports, in an agreed upon format, showing all Receipts and Costs and SRC's activities with respect to the Assets as shall be mutually agreed upon by SRC and the Participants.

     5.2 The Participants shall have an unlimited right, at the sole expense of the Participant exercising such right, to audit SRC's records.


             SECTION 6:  SRC'S OPERATIONS AND COSTS OF LIQUIDATION
             -----------------------------------------------------

     6.1 The Participants shall open a bank account into which all funds received by SRC from the collection of the Assets, including without limitation principal repayment, interest, loan fees and other charges (Receipts) shall be deposited (Participants' Account). Subject to the obligations of the Participants to fund SRC's Costs of operation as provided in Paragraph 6.2 below, the Participants shall have the right to withdraw the interests of the Participants in the Receipts and the Receipts shall be deemed to have been paid to the Participants on the day the Receipts are deposited in the Participants' Account. MIC or such other Participant as may be designated in writing by the Parties shall be responsible for distributing the interests of the Participants in the Receipts to the other Participants.

     SRC shall not be responsible for the distribution of Receipts to the Participants after deposits are made by SRC in the Participants' Account.

     MIC or such other Participant as may be designated in writing by the Parties shall give SRC written advices of all funds withdrawn by it from the Participants' Account, showing the amounts and dates of each withdrawal.

     6.2 The funds necessary to meet SRC's actual costs of operation, including expenses for protective advances and similar costs with respect to the Assets (Costs), shall be funded from the Receipts by the Participants issuing checks drawn on the Participants' Account payable to SRC. Such funds paid to SRC shall be sufficient to continue the operation of SRC with respect to the Assets for the ensuing thirty (30) day period and on a month to month basis thereafter.

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

     The funds paid by the Participants to SRC to meet the Costs shall not be deemed to be an advance under Paragraph 3.2 above and shall not be included in the Purchase Price of the Participants for their participation interests in the Assets.

     The Parties acknowledge and agree that (i) Central States Resources, Corp.
(CSRC), a corporation wholly owned by Randal Vardaman; All States Resources Corp. (ARC), a corporation wholly owned by Randal Vardaman and Nyle Johnson, and Midstates Resources Corp. (MRC), a corporation wholly owned by Randal Vardaman and Nyle Johnson have purchased loans from FDIC, RTC and other entities and may in the future purchase additional loans or other assets from other sellers (collectively referred to herein as the "CSRC/MRC/ARC Loans"), (ii) Randal Vardaman may form additional corporations (collectively referred to herein as the "New Servicing Corporations") for the purchase of loans or other assets from sellers (collectively referred to herein as the "New Servicing Corporations' Loans"), (iii) SRC has purchased and may in the future purchase additional assets from sellers (collectively referred to herein as the "Other SRC Loans") and (iv) CSRC, ARC, SRC and the New Servicing Corporations now employ and may in the future employ common facilities and employees.

     Certain costs and expenses incurred by SRC (with respect to the Assets and Other SRC Loans), CSRC, MRC and ARC (with respect to the CSRC/MRC/ARC Loans) and/or the New Servicing Corporations (with respect to the New Servicing Corporations' Loans), such as rent, heat, light, wages (excluding contractors'
fees), FICA, federal and state unemployment, health insurance, pension or retirement plan contributions, employee benefits, equipment repairs and maintenance, casualty insurance, office supplies, telephone and postage, are not, or will not be, readily allocable to the service and collection of the Assets, Other SRC Loans, the CSRC/MRC/ARC Loans or New Servicing Corporations' Loans ("Allocated Costs"). The Parties therefore agree with SRC that for purposes of calculating SRC's Costs (as defined in Section 6.2 of this Agreement), and for the purpose of preparing SRC's Budget (as defined in Section
6.4 of this Agreement) all Allocated Costs shall be allocated between the Assets and Other SRC Loans, CSRC, MRC, ARC and the New Servicing Corporations at the end of each month in the same ratio, calculated as of the first business day of the same month, that (i) the book value on the date of calculation (unpaid principal amount, excluding charge offs) of the Assets bears to (ii) the book value on the date of calculation (unpaid principal amount excluding charge offs) of the sum of the Assets, Other SRC Loans, CSRC/MRC/ARC Loans and New Servicing Corporations' Loans. Costs which are directly attributable to the servicing and collection of the Assets, the Other SRC Loans, the CSRC/MRC/ARC Loans or the New Servicing Corporations' Loans (such as contractor's fees, attorney's fees, owned real estate expenses plus other expenses as the parties agree, protective advances and other asset or other real estate expenses) shall not be allocated, but shall be charged directly to the Assets, Other SRC Loans, CSRC/MRC/ARC Loans or New Servicing Corporations' Loans as such costs are incurred. The Allocated Costs shall further be attributed to the each Pool that comprises the Assets and as is separately identified on SRC's books by ledger number.

     6.4 As soon as practicable, SRC shall prepare and forward to the Participants a budget showing anticipated Receipts and anticipated Costs for a period of twelve (12) months (Budget). The Budget shall be revised and forwarded by SRC to the Participants after the first six months of operations and every six months thereafter. SRC shall include in its Budget projected expenses for protective advances and similar costs. SRC shall submit a revised Budget in the event there is a material change in its operations or a material change in the book value of the Assets and Other SRC Loans, the CSRC/MRC/ARC Loans or the New

                                      -6-
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Servicing Corporations' Loans that would materially effect the budget projection.

     The Budget shall not be strictly binding on SRC. In the event of increases in Costs of 15% or more over the Costs reflected in the Budget (unless Receipts have also increased a proportionate amount), SRC shall report such deviations from the Budget to the Participants.

     6.5 The cost of any equipment purchased by SRC shall be an Allocated Cost. SRC shall not make any significant purchases of equipment which shall be Allocated Costs without the Participants' prior consent.

     6.6 The Loan Sale Agreement with Seller may provide that a portion of cash collected by Seller following submission of the bid will be transferred to SRC. All such cash shall be deposited by SRC in the Participants' Account and shall be included in the meaning of the term "Receipts" as that term is used in this Agreement. Proceeds of the return of advances for escrows and purchased interest as defined in Section 3.2 shall be deposited in the Participant's Account but shall not be included in the meaning of the term "Receipts."

     6.7 In the event the cash transferred by Seller to SRC is not sufficient to fund the initial Costs, the Participants shall, upon SRC's written request, advance to SRC additional funds to enable SRC to initiate its operations. Any such funds advanced by the Participants to SRC shall be deemed to be an operating cost under Paragraph 6.2 above.

     6.8 Nothing contained herein shall be construed as creating a liability of SRC to pay money to the Participants except to the extent of Receipts to be distributed to the Participants under the terms of this Agreement. The sales or conveyances by SRC to the Participants of their participation interests in the Assets are made without recourse to SRC.


                      SECTION 7: DISTRIBUTION OF RECEIPTS
                      -----------------------------------

     7. 1   The Receipts shall be distributed in the following order:

            (1)  to SRC's Costs until paid in full;

            (2)  to fund the Costs budgeted by SRC as provided by Secton 6.2;

            (3) to the Participants and to SRC for its Servicing Fee (as defined in Section 7.2) and to SRC for its share of the Net Receipts (as defined in Section 7.3).

     7.2 SRC shall be paid a Servicing Fee in the amount of 1.0 percent of the Gross Receipts (Less operating/miscellaneous costs) which shall be credited to SRC at the end of each month.

     7.3 SRC shall receive a share of the "Net Receipts" as determined in the following manner for each pool of assets which are separately identified on the books of SRC by ledger number ("Pool"). For each six (6) month period of time ending on June 20th and December 20th of each calendar year, for each Pool the

                                      -7-
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Net Receipts shall be determined for each such six (6) month period equal to the total Receipts for such period for such Pool less

               a) the Basis Recoveries,

               b) SRC's 1.0 percent servicing fee,

               c) the operating Costs as allocated to that Pool.

Next, the Participants' Return on Investment (ROI) percentage shall be determine for each Pool on a annualized basis by obtaining a fraction the numerator of which shall be Net Receipts (as determined above) for the Pool multiplied by two
(2) over the denominator which shall be the Pool Purchase Price less the Pool Basis Recoveries. The fraction shall be expressed as a decimal number rounded to four (4) places. Said decimal shall be expressed as the Participants' ROI percentage by moving the decimal point two places to the right.

     On the date of confirmation of the purchase bid for said Pool an Index of ROI Rates ("Index") shall be determined from the sum of: (1) the 2-year Treasury Note Yield (note rate) ("Treasury Note Rate") as of the date of confirmation of the purchase bid (included on the face of the Participation Certificate labeled Exhibit "A") and (2) the following chart of basis points, (Column A), which shall create the Index divided into ten (10) Tiers (Column B):

         COLUMN A                           COLUMN B
     MINIMUM MARGINS                         INDEX

           4.00  .............................            ROI FIRST TIER
       4.01 -  5.01 ..........................            ROI SECOND TIER
       5.02 -  6.01 ..........................            ROI THIRD TIER
       6.02 -  7.01 ..........................            ROI FOURTH TIER
       7.02 -  8.01...........................            ROI FIFTH TIER
       8.02 -  9.01 ..........................            ROI SIXTH TIER
       9.02 - 10.01...........................            ROI SEVENTH TIER
      10.02 - 11.01 ..........................            ROI EIGHTH TIER
      11.02 - 12.01...........................            ROI NINTH TIER
     *12.01...................................            ROI TENTH TIER

* Greater than

The above Index shall be determined for each pool in a form equivalent to Schedule "1." SRC shall receive a portion of the Pool Net Receipts according to the following Table of Share Rates:

                     TABLE OF SRC'S PERCENTAGE SHARE RATES

     To the extent Pool Net Receipts exceed the ROI Ninth Tier, then 27% of such amount;

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     To the extent Pool Net Receipts exceed the ROI Eighth Tier, but within the
     Ninth Tier, then 25% of such amount;

     To the extent Pool Net Receipts exceed the ROI Seventh Tier, but within the Eighth Tier, then 23% of such amount;

     To the extent Pool Net Receipts exceed the ROI Sixth Tier, but within the Seventh Tier, then 20% of such amount;

     To the extent Pool Net Receipts exceed the ROI Fifth Tier, but within the Sixth Tier, then 17% of such amount;

     To the extent Pool Net Receipts exceed the ROI Fourth Tier, but within the Fifth Tier, then 15% of such amount;

     To the extent Pool Net Receipts exceed the ROI Third Tier, but within the Fourth Tier, then 12% of such amount;

     To the extent Pool Net Receipts exceed the ROI Second Tier, but within the Third Tier, then 7.5% of such amount;

     To the extent Pool Net Receipts exceed the ROI First Tier, but within the Second Tier, then 5% of such amount;

     To the extent Pool Net Receipts do not exceed the First Tier, then 0% of the amount.

The Participants shall pay from the Participants' Account to SRC its portion of the Pool Net Receipts as soon as practical after the share amount is determined on June 20th and December 20th of each calendar year.

     7.4 The Participants shall pay to SRC the Servicing Fee from the Participants' Account contemporaneous with deposits of the Receipts in the Participants' Account.

     7.5 SRC shall not be liable to the Participants for the repayment of the Purchase Price except to the extent there are Receipts available in accordance with the terms of this Agreement. The sales or conveyances by SRC to the Participants of their participations are made without recourse to SRC.

                      SECTION 8:  SRC'S STANDARD OF CARE
                      ----------------------------------

     8.1 SRC shall not be liable to the Participants for ordinary errors in judgment or errors in receipting the Assets transferred by Seller. SRC shall work to obtain the highest and best value for the Assets.

     8.2 The Participants acknowledge and agree that SRC's standard of care is not that standard of care governing a banker. Rather, SRC's standard of care is that which a reasonable person would employ in the management and disposition of distressed assets.

     8.3 SRC shall be liable to the Participants for active misconduct, i.e., dishonesty, gross negligence or willful and wanton disregard of SRC's obligations in managing the Assets.

     8.4 SRC shall make the decisions regarding the appropriate dispositions of the Assets to obtain their highest value. SRC has no obligation to sell Assets to the Participants unless SRC first makes a determination that a sale of an Asset at a particular time will obtain the highest value for that Asset and that the Participant is willing to pay the same or a higher price than SRC could obtain from some other source.

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

     In the event that more than one Participant is interested in purchasing a particular Asset held by SRC and SRC has determined that a sale of that Asset at that time will obtain the highest value for that Asset, the Participants shall determine the procedure which shall govern which Participant is first entitled to purchase the Asset. SRC shall not be liable to any Participant for the failure of the Participant to purchase any particular Asset.

     8.5 SRC shall meet with the Participants on a regular basis to review SRC's progress in liquidating the Assets. The Participants may make recommendations on liquidating the Assets and the Parties shall make every effort to form a consensus on such matters.

                          SECTION 8A: SALE OF ASSETS
                          --------------------------

     The Parties agree that the highest value for the Assets, or a portion of the Assets, may be realized by SRC bulk selling the Assets. SRC agrees that it will obtain the Participants' consent prior to concluding any bulk sale of the Assets. The Participants acknowledge that SRC may give certain representations and warranties to the purchaser of the Assets and may agree to repurchase certain Assets as a part of such sales. In the event SRC is obligated to repurchase any such Assets sold or to make payments based upon a breach of such representations or warranties or sale agreement, such obligations shall be paid from the current Receipts and shall be a Cost. If the Receipts are not sufficient to fund such obligations, then to the extent the Participants and SRC have been paid Receipts, they shall repay such Receipts to SRC in such amount as may be necessary to fund such obligation. The amount paid by each Participant and SRC shall be the amount of the obligation times a fraction, the numerator of which shall be the Net Receipts paid to such Party and the denominator of which shall be the sum of all Net Receipts. Thereafter, Net Receipts shall be distributed to each Party in the same proportion until such repaid amounts are returned to the Parties. This Section 8A shall survive the termination of this Agreement.

                      SECTION 9: TERMINATION OF AGREEMENT
                      -----------------------------------

     9.1 Subject to the provisions of this Paragraph 9.1 or unless the Parties otherwise mutually agree in writing, this Agreement shall continue with respect to the Assets until all of the Assets have been liquidated and the proceeds thereof have been distributed to the Parties hereto. The Participants shall not have the right to terminate this Agreement prior to the date 10 years following the date of the purchase of the first Pool of Assets, unless SRC has substantially failed to meet its obligations to the Participants (Termination With Cause). On or after the ten (10) year anniversary following the date of the purchase of the first Pool of Assets, any Party to this Agreement may terminate this Agreement without cause upon six months prior written notice to the other Parties to this Agreement. Any such notice of termination shall specify the date of termination of this Agreement (Termination Date) which shall not be less than six months after the date of such notice.

     9.2 SRC shall have no obligation to continue servicing the Assets following the Termination Date.

     9.3 In the event this Agreement is terminated other than a Termination With Cause, SRC shall determine the final disposition to be made of the remaining Assets. SRC may offer such remaining Assets for sale in bulk unless the Participants request SRC to distribute such remaining Assets in kind, if permitted by law with respect to each Participant, or to distribute such remaining Assets in kind with respect to each Participant's share to a liquidating agent designated by such Participant.

     SRC is not obligated to make any such distribution in kind unless all of the Participants have agreed to the proposed distribution in kind and SRC consents to the proposed distribution as to those Assets to be conveyed to it or the cash equivalent to be paid to SRC. The value of all such property distributed in kind shall be included in the meaning of the term "Receipts" as that term is used in this Agreement.

     9.4 In the event there is a rightful Termination With Cause of SRC, SRC shall nevertheless be entitled to (1) its Servicing Fee accrued as of the date of Termination and (2) that part of SRC's share of the Net Receipts as of the date of termination. In such event the formula set forth in Section 7 for determining SRC's share of Net Receipts shall be modified so that the Receipts acquired as of the Termination date will be include projected Receipts (based on experience of performance) for the remainder of the six (6) month period which would have been used in the absence of such Termination.

     9.5 In the event there is a rightful Termination With Cause of SRC, as soon as practical after the termination date Participants shall direct SRC to transfer the Assets in kind to the Participants or to a successor servicing agent or liquidating agent, PROVIDED, HOWEVER, before any such TERMINATION WITH CAUSE, Participants shall give SRC a written notice specifying in detail each such default(s) related to the TERMINATION WITH CAUSE, and stating that this Agreement will be terminated for cause one hundred and twenty (120) days after the giving of such notice, ("termination date") unless such default, or defaults, are remedied within such grace period.

              SECTION 10:  EMPLOYMENT AND OTHER AGREEMENTS OF SRC
              ---------------------------------------------------

     10.1 The Participants' willingness to enter into this Agreement is premised on the expertise and experience of Randal Vardaman in collecting loans. SRC agrees that Randal Vardaman or another person of comparable skill and experience will devote a sufficient amount of his time to the performance of the services described in this Agreement. SRC shall consult with Participants prior to appointing any successor to Randy Vardaman or otherwise making any significant change in company leadership that could adversely affect the interests of the Participants.

     10.2 SRC may enter into agreements with its employees or other persons or entities whose services are desired by SRC in performing this Agreement and may contract to pay them a portion of SRC's share of the Receipts. Any such agreements shall be liabilities of SRC.


                           SECTION 11:  MISCELLANEOUS
                           --------------------------

     11.1 Any disputes between SRC and the Participants or claims by any of them arising out of this Agreement shall be settled by arbitration in accordance with the rules then existing of the American Arbitration Association. Such arbitration shall be conducted in Omaha, Nebraska. Any arbitration award may be entered as a judgment in any court of competent jurisdiction.

     11.2 In the event of Randal Vardaman's death, upon written demand by Randal Vardaman's heirs or estate, MIC agrees to purchase his Participation interest in the Assets, if any, at par, meaning basis plus accrued interest to date of payment.

     11.3 Nothing contained in this Agreement shall be construed as limiting the right of any Participant to sell subparticipations in their Participation interests, provided that no such subparticipation shall give the subparticipant the rights of a Participant under this Agreement. Rather, any subparticipation shall be an agreement separate and distinct from this Agreement.

     11.4 Each Party warrants it has been authorized by its Board of Directors to to execute this Agreement.

     11.5 Nothing contained in this Agreement shall be construed as requiring any act by SRC which would be contrary to SRC's obligations under the Loan Sale Agreement between the Seller and SRC.

     11.6 The Parties agree that this Agreement will not be disclosed in any way to any person or persons, except to an attorney, accountant or similar professional working on behalf of any of the Parties, without the consent of the others. The Parties further agree to advise any such professional that this Agreement is not to be disclosed by that professional. Notwithstanding the foregoing, the Parties hereto may disclose this Agreement pursuant to a lawful subpoena or an order requiring such disclosure of a court having jurisdiction over any of the Parties hereto, or as may be required by authorized government security regulators, such as the Security and Exchange Commission.

     11.7 This Agreement, and the Participation Certificates shall be construed whenever possible as being consistent. In the event of a conflict between the construction of such documents, this Agreement shall control and be deemed a modification of the Participation Certificates to the extent of such conflict.

     11.8 The Parties have entered into this Agreement solely for the purposes set forth herein. Nothing contained herein shall be construed as creating (1) an employer/employee relationship between SRC and any of its employees on the one hand and the Participants on the other, (2) any partnership or (3) any joint venture.

     11.9 All terms not defined herein shall have the meaning set forth in the Iowa Code unless the context in which such words appear requires otherwise.

     11.10 The Parties shall execute such documents and do such acts as are necessary to make this Agreement effective.

     11.11 Acceptance of or acquiescence in a course of performance rendered under this Agreement shall neither modify its terms nor be relevant to its interpretation, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     11.12 The covenants and agreement of the Parties shall be binding upon them, their legal representatives and successors. This Agreement may not be assigned by the Parties without the written consent of all the other Parties.

     11.13 All notices provided for in this Agreement shall be given by mail, which shall be addressed as set forth below, until any party gives written notice of a change of mailing address to all other Parties.

     11.14 The words and phrases contained in this Agreement shall be construed as singular or plural in number, and in the masculine, feminine or neuter gender according to the context in which such words and phrases appear.

     11.15 This Agreement shall be construed under the laws of the State of Iowa.

     11.16 If for any reason any provision of this Agreement shall be inoperative, the validity and effect of the other provisions shall not be affected thereby.

     11.17 This Agreement may be executed in one or more identical counterparts, which, when executed by all Parties, shall constitute one and the same Agreement.

     11.18 The Parties hereto may accept this Agreement by sending an executed copy of the signature page by telefax to the other parties and by forwarding on the same date to the other Parties the originally executed signature page.

     11.19 The Participants acknowledge that neither this Agreement, the Participation Certificates, or any other document executed in connection herewith is intended to constitute a "Security" within the meaning of the Securities Act of 1933 as amended (the "Securities Act"), or any applicable state securities laws or regulations. The Participants hereby represent and warrant to, and agree with, SRC that they are acquiring such participations with the intent of holding the same for investment for their own account and without the intent to sell or otherwise transfer all or any part thereof or interest therein, and without the intent to participate directly or indirectly in any distribution thereof within the meaning of the Securities Act or any applicable state securities laws or regulations. The Participants further represent and warrant that they will not sell or transfer their participations or their other interests in this Agreement or any part thereof except in a transaction which is in compliance with the Securities Act and all applicable state securities laws and regulations (or in exemption therefrom).

     11.20 This writing contains the entire agreement of the Parties, integrates all the terms and conditions mentioned in or incidental to this Agreement and supersedes all prior negotiations and writings. No modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by all the Parties hereto.

                                    STATES RESOURCES CORP.

14803 Frontier Road
Omaha, NE 68138                     By /s/ Randal Vardaman
                                       ------------------------------------
                                       Randal Vardaman, CEO


                                    By /s/ Douglas Bartzatt
                                       ------------------------------------
                                       Douglas Bartzatt, President


                                    MAHASKA INVESTMENT COMPANY,
                                    Participant

Box 1104
222 First Avenue, East
Oskaloosa, Iowa 52577               By /s/ David A. Meinert
                                    ---------------------------------------
                                    David A. Meinert, Executive Vice President

                                  EXHIBIT "A"

                                             Certificate No. _______________


                  AGREEMENT AND CERTIFICATE OF PARTICIPATION
                               (Not Negotiable)


TO:                                            Date: ____________, 19____

(Herein called "Participant")                  Maturity Date:__________________

                                               or such maturity date as may be
                                               established under the Loan
                                               Participation and Servicing
2-year Treasury Note Yield (note rate)             Agreement
as of the date of the settlement
of the purchase bid:_________________%
                                               Percentage of
                                               Participation:_______________%

                                               Participation
                                               Share         $_______________


States Resources Corp. (herein called "SRC") hereby acknowledges that SRC has sold to Participant an undivided participation in loans and other assets (herein collectively called "Assets") purchased by SRC from ___________________________ _________________________, pursuant to a Loan Sale Agreement, dated __________
________________, a copy of which is attached hereto and marked Exhibit "A" and incorporated herein by reference. The Assets are evidenced by notes, security agreements, deeds of trust, real estate contracts and other documents of title and evidences of loans made by banks or savings associations or other lenders described in the Loan Sale Agreement, the total purchase price for said Assets being in the amount of$__________________________. The interest of the Participant herein represents __________% of all Assets purchased .


Participant shall share in the Assets pursuant to the terms and conditions of the States Resources Corp. Loan Participation and Servicing Agreement dated __________________________, 19____ between SRC and the Participant, and attached hereto, marked Exhibit "B" and incorporated herein by reference. The Assets purchased pursuant to the Loan Sale Agreement are described in the list of assets and balances attached hereto, marked Exhibit "C", and incorporated herein by reference. Said list of Assets shall be revised on a monthly basis, pursuant to the terms and conditions of the States Resources Corp. Loan Participation and Servicing Agreement, to reflect the current status of Assets and their balances on a monthly basis.

In consideration of said purchase, SRC agrees to hold and distribute Participant's pro rata interest in the Assets including the unpaid principal thereof, any and all interest thereon, and any and all collateral securing same in accordance with the States Resources Corp. Loan Participation and Servicing Agreement.

The maturity date of this Agreement and Certificate of Participation shall be automatically extended as provided in the States Resources Corp. Loan Participation and Servicing Agreement.

Dated at __________________________this _____ day of __________________________,
19____.

                               STATES RESOURCES CORP.



                               By ____________________________________
                                   Randal D. Vardaman, CEO


 Accepted this _____ day of __________________________, 19____.


                              _______________________________________
                              Participant

                                 Schedule "1"

                SCHEDULE OF INDEX ROI FOR USE WITH SECTION 7.3
                 OF STATES RESOURCES CORP. LOAN PARTICIPATION
                            AND SERVICING AGREEMENT
                            -----------------------

                                  LEDGER NO.
                                  ----------

                  COLUMN A                                COLUMN B
                MINIMUM MARGINS                           INDEX ROI
     2 yr. Treasury Note Yield +  4.00 ...................FIRST TIER.....---------
 %
---
                                                                             -  %
     2 yr. Treasury Note Yield +  4.01 - 5.01 ............SECOND TIER....---------
                                                                             -  %
     2 yr. Treasury Note Yield +  5.02 - 6.01 ............THIRD TIER.....---------
                                                                             -  %
     2 yr. Treasury Note Yield +  6.02 - 7.01 ....... ....FOURTH TIER....---------
                                                                             -
     2 yr. Treasury Note Yield +  7.02 - 8.01.............FIFTH TIER....._________
 %
---
                                                                             -  %
     2 yr. Treasury Note Yield +  8.02 - 9.01 ............SIXTH TIER ...._________
                                                                             -  %
     2 yr. Treasury Note Yield +  9.02 -10.01.............SEVENTH TIER..._________
                                                                             -  %
     2 yr. Treasury Note Yield +  10.02 - 11.01 ..........EIGHTH TIER...._________
                                                                             -  %
     2 yr. Treasury Note Yield +  11.02 - 12.01...........NINTH TIER ...._________
                                                                             -
     2 yr. Treasury Note Yield +      *12.01..............TENTH TIER.... _________
  %
 ---

                                      -17-
* Greater than